UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

CBEYOND, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(678) 424-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cbeyond, Inc. (the “Company”) was held on June 11, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the two proposals submitted to stockholders at the meeting. The final voting results for each proposal are set forth below.

Proposal 1: Election of Class II Directors

The shareholders elected three Class II directors to each serve a three-year term until the 2013 Annual Meeting of Stockholders (or until their respective successors are elected and qualified or their earlier resignation, death or removal from office). The tabulation of votes was:

Nominee	For	Withheld	Abstentions and Broker Non-Votes
John H. Chapple	24,957,896	185,409	0
Douglas C. Grissom	24,957,896	185,409	0
David A. Rogan	22,840,996	2,302,309	0

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 was ratified as set forth below:

For	Against	Abstentions and Broker Non-Votes
28,233,262	69,437	461

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010	CBEYOND, INC.

	By:	/s/ J. Robert Fugate
J. Robert Fugate Executive Vice President and Chief Financial Officer